UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): May 17, 2005


                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
         (Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 -- OTHER EVENTS

     On May 17, 2005, the Registrant issued the press release attached hereto as Exhibit 99.1.



ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     Not  Applicable

(b)  Pro Forma Financial Information.

     Not  Applicable

(c)  Exhibits.

     99.1. Press release, dated May 17, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: May 17, 2005

EXHIBIT 99.1.


NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                   Media Relations:  Katherine Potter, Ext. 1168
                                    Investor Relations:  Rick Barraza, Ext. 1125


      Calpine Evaluating Strategic Alternatives for its Natural Gas Assets

     (SAN JOSE, Calif.) /PR Newswire - First Call/ May 17, 2005 - Calpine Corporation [NYSE:CPN] is currently evaluating strategic alternatives for its U.S. natural gas assets, including the potential sale of all or a portion thereof.

     Calpine's natural gas assets are primarily located in the Sacramento Basin of California, south Texas and the Gulf of Mexico, with additional significant activity in Colorado, New Mexico and Utah. As of December 31, 2004, the company had 389 billion cubic feet equivalent of net proved gas reserves. Calpine's natural gas land interests currently include 386,674 net developed and undeveloped acres. The company's assets currently produce approximately 90 million cubic feet equivalent per day from 607 net wells.

     Net proceeds from any sale of the natural gas assets would be used in accordance with Calpine's existing bond indentures.

     Calpine Corporation is a North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. The company is listed on the S&P 500. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) a competitor's development of lower cost generating gas-fired power plants; (v) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vi) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2004 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.